POWER OF ATTORNEY


Each person whose signature appears below designates and appoints WILLIAM W. SHERERTZ and MICHAEL D. MULHOLLAND, and either of them, true and lawful attorneys-in-fact and agents, to sign the Annual Report on Form 10-K for the year ended December 31, 1999, of Barrett Business Services, Inc., a Maryland corporation, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of this 28th day of March, 2000.

         Signature                           Title
         ---------                           -----


/s/ William W. Sherertz          President and Chief Executive Officer and
---------------------------      Director (Principal Executive Officer)
William W. Sherertz


/s/ Michael D. Mulholland        Vice President-Finance and Secretary
---------------------------      (Principal Financial Officer)
Michael D. Mulholland


/s/ James D. Miller              Controller (Principal Accounting Officer)
---------------------------
James D. Miller


/s/ Robert R. Ames
---------------------------      Director
Robert R. Ames


/s/ Herbert L. Hochberg
---------------------------      Director
Herbert L. Hochberg


/s/ Anthony Meeker
---------------------------      Director
Anthony Meeker


/s/ Stanley G. Renecker
---------------------------      Director
Stanley G. Renecker


/s/ Nancy B. Sherertz
---------------------------      Director
Nancy B. Sherertz